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                                                                   EXHIBIT 10.39

             AMENDED AND RESTATED MARKETING AND PROMOTION AGREEMENT


        This Amended and Restated Marketing and Promotion Agreement (hereinafter the "Agreement") is executed as of June 8, 2000 by and between Safeway Inc., a Delaware corporation, with a place of business at 5918 Stoneridge Mall Road Pleasanton, California 94588 ("Safeway") and Pets.com, Inc., a Delaware corporation, with a place of business at 435 Brannan Street, San Francisco, California 94107 ("Pets.com").

                                    RECITALS

        WHEREAS, Pets.com is the successor-in-interest to Petstore.com, Inc., a Delaware corporation ("Petstore.com") pursuant to an Asset Purchase Agreement of even date herewith whereby Pets.com will acquire substantially all of the key assets of Petstore.com upon the closing of such agreement (the "Purchase Agreement");

        WHEREAS, in connection with the Asset Purchase Agreement, Pets.com has succeeded to the rights and obligations of Petstore.com pursuant to that certain Marketing and Promotion Agreement effective as of December 2, 1999 between Petstore.com and Safeway (the "Original Marketing Agreement");

        WHEREAS, Pets.com and Safeway desire to amend and restate the Original Marketing Agreement as set forth herein;

        WHEREAS, Pets.com and Safeway agree that this Agreement is conditioned upon the closing of the Purchase Agreement and that this Agreement shall become effective only upon the closing of the Purchase Agreement;

        WHEREAS, Pets.com maintains the World Wide Web site currently at the universal resource locator ("URL") http://www.pets.com.com (the "Pets.com Site") and Safeway maintains the World Wide Web site at the URL http://www.safeway.com (the "Safeway Site"); and

        WHEREAS, Safeway and Pets.com desire to engage in mutual marketing and promotional activities as set forth herein;

        NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, the adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

        1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

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               1.1 "Checkout" means that page on the Pets.com Site where
Customers may purchase the Pets.com Products and which utilizes Pets.com's back end technology for order fulfillment and credit card management.

               1.2 "Clickthrough" means when a user of a site (as designated by a particular URL) clicks on a Link and moves from one web page at a given URL to a different web page or URL; Clickthroughs can occur within a site or can Link from one site to another site.

               1.3 "Customer" means a user of the Pets.com Site.

               1.4 "Effective Date" means the date of closing of the Purchase Agreement.

               1.5 "Link" means a hypertext graphic and/or textual link which may be initiated by clicking an icon, logo, button, image or text to establish a direct connection to a site by means of a Clickthrough.

               1.6 "Pets.com Artwork" means all copyrighted works and/or Pets.com Mark artwork provided by Pets.com to Safeway.

               1.7 "Pets.com Marks" means Pets.com's or its licensors' trademarks and servicemarks (including word marks, designs and logos) and tradenames utilized by Pets.com on Pets.com's services and products provided through the Pets.com Site from time to time.

               1.8 "Pets.com Products" means the Pets.com-branded products and services and third party branded products and services made available by Pets.com to Customers on the Pets.com Site for purchase through the Checkout.

               1.9 "Safeway Artwork" means all copyrighted works and/or Safeway Mark artwork provided by Safeway to Pets.com.

               1.10 "Safeway Content" means the textual and any pictorial content, including Safeway Artwork, related to the Safeway brand which is provided to Pets.com by Safeway for use on the Pets.com Site.

               1.11 "Safeway Marks" means Safeway's or its licensor's trademarks (including word marks, designs and logos) and tradenames utilized by Safeway from time to time, including without limitation both the "Safeway" and "Safeway SELECT" brands.

        2.     PROMOTIONS OF SAFEWAY ON THE PETS.COM SITE.

               2.1 SAFEWAY TRADEMARK LICENSE FOR THE PETS.COM SITE. Safeway grants to Pets.com a worldwide, non-exclusive license to use, reproduce, distribute, publicly perform and publicly display the Safeway Marks (and Safeway Content as applicable) on the Pets.com Site and on promotional material relating to the Pets.com Site as contemplated by this Agreement. Pets.com will use the Safeway Marks in accordance with Safeway's written trademark guidelines as provided to Pets.com by Safeway from time to time. Safeway will have the right to request



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samples of Pets.com's use of Safeway Marks and to require Pets.com to correct any nonconforming use within a reasonable time period.

               2.2 DEFAULT FRONT PAGE. During the term of this Agreement, in order to facilitate the promotion of the Safeway brand on the Pets.com Site, Pets.com will commit to certain front page promotions on the Pets.com Site that include Safeway Content. Pets.com will include Safeway Content, which may contain brand representations selected by Safeway and provided to Pets.com, on a rotating basis on the default front page of the Pets.com Site (using the same type of graphics and/or icons that Pets.com utilizes on other areas of the default front page). Pets.com will show such planned use of the Safeway brand representations to Safeway for Safeway's prior approval and Safeway shall have ten (10) days to approve such proposed Safeway brand representations. If Safeway does not approve or reject such use within the ten (10) day period, such use will be deemed approved. Safeway will have the right to disapprove any use of the Safeway brand representations submitted to Safeway under the terms of this Agreement if Safeway determines, in the exercise of Safeway's good faith judgment, that the use in question would impair the value and goodwill associated with Safeway, the Safeway Marks, or the Safeway Site, by reason of
(i) failure to satisfy the general quality standards as displayed by the Safeway Site and Safeway's related advertising and promotional material, (ii) use of materials which are unethical, immoral, or offensive to good taste; (iii) failure to carry proper copyright or trademark notices; or (iv) any other reasonable cause.

        3.     WARRANTY DISCLAIMER.

               3.1 FOR PETS.COM. Pets.com makes no express or implied warranty with respect to the operation of the Pets.com Site, the quantity of users which will Clickthrough the Pets.com Site, or any other matter hereunder. PETS.COM DISCLAIMS ALL WARRANTIES OF ANY KIND WITH RESPECT TO THE PETS.COM SITE, THE PETS.COM PRODUCTS AND THE SOFTWARE RELATED THERETO, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OF THIRD PARTY RIGHTS.

               3.2 FOR SAFEWAY. Safeway makes no express or implied warranty with respect to the operation of the Safeway Site, the quantity of users which will Clickthrough the Safeway Site, or any other matter hereunder. SAFEWAY DISCLAIMS ALL WARRANTIES OF ANY KIND WITH RESPECT TO THE SAFEWAY SITE, THE SAFEWAY PRODUCTS AND THE SOFTWARE RELATED THERETO, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OF THIRD PARTY RIGHTS.

        4.     MARKETING AND ADVERTISING OF THE PETS.COM SITE BY SAFEWAY.

               4.1 MARKETING IN GENERAL. During the first year of this Agreement, Safeway will promote Pets.com as set forth in the marketing plan attached hereto as Exhibit A (the ("Safeway Promotional Activities"). Prior to the end of the first year, the parties shall develop a



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marketing plan for the remaining term of this Agreement. The marketing plan for the remaining term will be at least of the scope as the plan set forth on Exhibit A. Although the parties have every confidence that the discussions and planning activities for the marketing plan after the first year will occur in a timely and productive manner so as to have a plan in place for the remaining term of this Agreement, in order to insure that at all times the parties are operating under some form of marketing plan, if the parties should fail to agree on the marketing plan for the remaining term of this Agreement as of the one year anniversary of this Agreement, the parties agree that until the new plan is agreed upon for such period, the marketing plan attached hereto as Exhibit A will be reimplemented as a guide for the nature and type of promotions to be conducted in the interim.

               4.2 SAFEWAY PROMOTIONAL ACTIVITIES. The parties will mutually agree, on a case by case basis as to which party will have primary responsibility for proposing the design and content of particular ads and promotions and such party will propose such design and content proposals for review and subject to approval by the other party through the mechanisms of the planning process mutually agreed upon by the parties. Safeway will make reasonable efforts to run all advertisements and promotions which incorporate the Pets.com brand in coordination with the marketing cycles and seasonal focuses of Pets.com's business.

               4.3 PRIMARY CONTACTS. Within ten (10) days of the execution of this Agreement, each party agrees to designate a primary point of contact who will work with the other party with the goal of optimizing the relationship between the parties under this Agreement.

               4.4    APPROVAL OF ADVERTISING AND PROMOTIONS MATERIALS.

                      4.4.1 STANDARD APPROVAL PROCESS. With respect to each unique item of Advertising and Promotions Material which Safeway proposes to use to advertise and/or promote Pets.com and the Pets.com Site, Safeway will submit to Pets.com for review and approval the following materials:

                             (i) proposed written copy for any Advertising and
Promotions Material, with attached rough art showing how the Pets.com Artwork will be used in connection with the copy; and

                             (ii) final layout (in story board form, three
dimensional drawings or other appropriate format) with final copy (and pantone colors, if applicable); and

                             (iii) a final printed sample of each article of
Advertising and Promotions Material, where feasible (for example, in the case of shopping bag graphics, a shopping bag, or in the case of printed brochures or catalogs, copies of the actual brochure or catalog).

                      Except in the case where the Promotional Plan otherwise designates a specific rollout and approval schedule which indicates the actual timeframes and processes for a particular promotion, Safeway will be required to comply with the foregoing approval steps for



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each items of Advertising and Promotions Material, obtaining Pets.com's written approval at each step of the procedure, unless, by prior written notice from Pets.com, Safeway is exempted from any such step with respect to a specific item of Advertising and Promotions Material. Safeway, when submitting such Advertising and Promotions Materials to Pets.com for approval, will describe the proposed uses of the Advertising and Promotions Materials (including the media to be used in exploiting the same) and the duration of such proposed uses, both of which shall be subject to Pets.com's approval. In such cases, approval of the Advertising and Promotions Materials will extend only to those proposed uses, durations of use, etc., described in Safeway's approval request submissions.

                      4.4.2 FLEXIBLE APPROVAL PROCESS. The parties agree that certain categories of promotional activities may lend themselves to a tiered approval process where (i) the parties may mutually agree upon the general form and format for a promotion and may engage in a process to pre-approve certain portions of the promotion that will be key components and (ii) the parties will defer selection of other elements until right before launch and will process such deferred elements under a mutually agreed upon schedule involving short turnaround times for approvals. Such flexible approval process activities will be so designated in the Promotion Plan and Budget for the applicable time period.

               4.5 APPROVAL STANDARDS. Pets.com will have the right to disapprove any Advertising and Promotions Materials submitted to Pets.com under the terms of this Agreement if Pets.com determines, in the exercise of Pets.com's reasonable good faith judgment, that the materials in question would impair the value and goodwill associated with Pets.com, the Pets.com Marks, or the Pets.com Site, by reason of (i) failure to satisfy the general quality standards as displayed by the Pets.com Site and Pets.com's related advertising and promotional material, (ii) use of materials which are unethical, immoral, or offensive to good taste; (iii) failure to carry proper copyright or trademark notices; or (iv) any other reasonable cause. In any case where the Advertising and Promotions materials are promoting multiple merchant partners of Safeway, if other merchant partners approve of the materials but Pets.com has disapproved the materials, Pets.com may request to have the Pets.com brand removed from the final materials. In addition, Advertising and Promotions materials which are subject to approval by multiple merchant partners may require careful scheduling of review procedures and Pets.com agrees to cooperate and facilitate such process of providing timely review.

               4.6 TIME FOR APPROVAL. Except in the case where the mutually agreed upon timeline for an advertising or promotion activity designates a shorter review and approval period in the written plan for such activity based on the planning process, Pets.com will use reasonable efforts to notify Safeway in writing of Pets.com's approval or disapproval of any materials submitted to Pets.com under Section 4.4 ("Approval of Advertising and Promotions Materials") within five (5) days after Pets.com's receipt of the same. If the timeline specifically allocates a shorter review and approval period, Pets.com will use reasonable efforts to comply with such shorter timeframe, however such review and approval period will not be less than twenty-four (24) hours. In addition, in any instance where the review and approval period is less than five (5) days, Safeway agrees to use commercially reasonable efforts to insure that the designated Pets.com representative tasked with such review, based on the applicable plan, will be personally



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notified when such materials have been made available so as to trigger commencement of the review and approval period. Pets.com will provide Safeway with the name of the designated Pets.com representative, in writing (and may change the designated Pets.com representative by means of prior written notice, from time to time). If Pets.com has not approved or rejected the applicable materials within the designated timeframe, Pets.com will be deemed to have approved the materials.

               4.7 NO USE OF UNAPPROVED ADVERTISING AND PROMOTIONS MATERIALS. Unless otherwise provided in this Agreement, Safeway will not have the right to produce, distribute, display or use any Advertising and Promotions Materials that bear the Pets.com brand unless Safeway has complied with all of the approval procedures and requirements set forth in Section 4.4 ("Approval of Advertising and Promotions Materials"), and has obtained Pets.com's prior approval of such Advertising and Promotions Materials in accordance with the terms of this Agreement. Failure by Safeway to comply with the provisions of
Section 4.4 ("Approval of Advertising and Promotions Materials") shall constitute a material breach by Safeway of the terms of this Agreement.

               4.8 PETS.COM TRADEMARK LICENSE. Pets.com grants to Safeway a worldwide, non-exclusive license to use, reproduce, distribute, publicly perform and publicly display the Pets.com Marks solely in connection with Safeway's development and production of the Advertising and Promotions Materials pursuant to Section 4 ("Marketing and Advertising of the Pets.com Site by Safeway"). All use of the Pets.com Marks by Safeway will be in accordance with Pets.com's written trademark guidelines as provided to Safeway by Pets.com from time to time.

               4.9 PETS.COM AUDIT RIGHTS. Pets.com may cause an audit to be made of the applicable records of Safeway, at Pets.com's expense, in order to verify the dissemination, placement and actual circulation of the various elements of the promotions. Such audit will be conducted upon no less than thirty (30) days advance written notice to Safeway and will be conducted during Safeway's regular business hours at Safeway's offices and in such a manner so as not to interfere with Safeway's normal business activities. Such audits will be made no more often than once every twelve (12) months during the term of this Agreement and a final audit may be conducted within six (6) months of the termination of this Agreement. Such audit will be performed by an independent certified public accountant reasonably acceptable to Safeway.

               4.10 INVENTORY MANAGEMENT AND PRODUCT FULFILLMENT. Safeway and Pets.com agree to discuss in good faith the possibility of an agreement for an inventory management and product fulfillment relationship that could include co-located warehouse facilities.

        5.     LINK TO THE PETS.COM SITE FROM THE SAFEWAY SITE.

               5.1 CONSTRUCTION OF THE LINK. As promptly as practicable after the Effective Date, Pets.com will make available to Safeway a Link to the Pets.com Site and associated Link graphics in accordance with the terms of
Section 5.2 ("Link Graphics"), which, subject to the terms and conditions hereof, shall be displayed on the Safeway Site continuously throughout the



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term of this Agreement. Safeway will construct and display such Link and the associated Link graphics on the Safeway Site within 10 days after the Link is made available by Pets.com. Safeway will promote the Pets.com Site Link on the default home page of the Safeway Site and will treat the Pets.com Site Link as a "merchant partner" on the Safeway Site, which will mean that no other non-affiliated brand will have a larger presence on the Safeway Site and that the Pets.com brand will be of equal presence in terms of relative size, prominence and frequency of appearance.

               5.2 LINK GRAPHICS. Pets.com will deliver graphic files in electronic format to be used by Safeway to implement the image for the Pets.com Site Link on the Safeway Site. Subject to the terms and conditions of this Agreement, Pets.com hereby grants to Safeway a non-exclusive license to reproduce and display the Links, including any Pets.com Artwork and/or Pets.com Marks incorporated into the Links, solely in connection with the promotional relationship contemplated by this Section 5 ("Link to the Pets.com Site From the Safeway Site"). Such license will terminate upon the effective date of the expiration or termination of this Agreement. Safeway will make the new Link image available in beta format to Pets.com by means of password access to a non-public server where the new Safeway Site page with the Link image is displayed for Pets.com review and approval prior to launch as a component of the Safeway Site. Safeway will not make the new Link page available for public access on the World Wide Web until Pets.com has given its written approval of the beta format. Safeway agrees that the actual implementation of the Link images and page layout on the Safeway site will conform to that approved by Pets.com, on an ongoing basis, unless Pets.com agrees to subsequent layout and image changes, in writing, in accordance with the foregoing procedures.

               5.3 AUDIT REPORTS. Safeway may cause an audit to be made of the applicable records of Pets.com, at Safeway's expense, in order to verify Pets.com's compliance with this Agreement. Such audit shall be conducted upon no less than thirty (30) days advance written note to Pets.com and will be conducted during Pets.com's regular business hours at Pets.com's offices and in such a manner so as not to interfere with Pets.com's normal business activities. Such audits will be made no more often than once every twelve (12) months during the term of this Agreement and a final audit may be conducted within six (6) months of the termination of this Agreement. Such audit will be performed by an independent certified public accountant reasonably acceptable to Pets.com.

               5.4 NON-EXCLUSIVE AGREEMENT. Except as set forth on Exhibit A hereto or as otherwise agreed in writing by the parties, the parties acknowledge and agree that the relationship hereunder shall be non-exclusive.

               5.5 PETS.COM OBLIGATIONS WITH RESPECT TO THE PETS.COM SITE. Pets.com will maintain sole responsibility for all costs of the Pets.com Site, including development, management, tracking, support, and maintenance. Pets.com will make commercially reasonable efforts to ensure that access to the Pets.com Site is uninterrupted during the term of the Agreement although Pets.com will not be responsible for problems associated with the World Wide Web in general. As between Safeway and Pets.com, Pets.com will be solely responsible for product availability, product fulfillment and customer service for all Pets.com Products



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offered and/or sold on the Pets.com Site. Subject to Section 6.1, Pets.com is
under no obligation to offer for sale, list, or to continue to list, any particular Pets.com Product on the Pets.com Site but rather may, in Pets.com's sole discretion, determine which of the Pets.com Products Pets.com desires to offer for sale to Customers. Accordingly, Pets.com may, in Pets.com's sole discretion, include or remove any Safeway Content, or other materials consistent with Pets.com's product selection decisions.

               5.6 SAFEWAY'S OBLIGATIONS WITH REGARD TO THE SAFEWAY SITE. Other than Pets.com content which is to be delivered by Pets.com at Pets.com's cost for the Pets.com Link image on the Safeway Site, pursuant to Section 5.2 ("Link Graphics"), Safeway will maintain sole responsibility for all costs for the Safeway Site, including development, management, support, and maintenance. Safeway will make commercially reasonable efforts to ensure that access to the Safeway Site via the Internet is uninterrupted during the term of the Agreement, although Safeway will not be responsible for problems associated with the World Wide Web in general.

        6.     SALE OF THE SAFEWAY PRODUCTS ON THE PETS.COM SITE.

               6.1 As promptly as practicable after the Effective Date, Pets.com will offer the same line of Safeway's premium private-label brand pet food products which are carried in the Safeway stores (the "Safeway Products") on the Pets.com Site. Pets.com will place such products in the product listings area of the Pets.com Site with equal prominence to the other premium pet food products which are available in the product listings area on the Pets.com Site. The parties will cooperate in good faith to develop and mutually agree upon a fulfillment, distribution and promotion plan for the sale of the Safeway Products on the Pets.com Site which will set forth the activities required in order to make the Safeway Products available to Customers. The parties will cooperate in good faith to develop the fulfillment, distribution and promotion plan as promptly as practicable after the Effective Date.

        7.     INTELLECTUAL PROPERTY.

               7.1 RESPONSIBILITIES. Each party will use the appropriate trademark and trademark symbol (either (TM) or (R)) and copyright symbol ((C)), and clearly indicate ownership of trademarks and copyrights, as reasonably required by the party having ownership rights in and to the Intellectual Property (the "Owner Party"), whenever using any of the trademarks or copyrights of the Owner Party pursuant to this Agreement. Each party agrees that, as between the parties, (a) the Owner Party's trademarks and copyrights and the goodwill associated therewith are and will remain the sole property of the Owner Party; (b) this Agreement does not confer in either party any right of ownership in the other party's trademarks or copyrights; (c) all uses by the other party of the Owner Party's trademarks and/or copyrights will inure to the benefit of the Owner Party; (d) all use by the other party of the Owner Party's trademarks or copyrights shall be in accordance with the Owner Party's policies on such use, as communicated by the Owner Party to the other party in writing from time to time; and (e) when using the Owner Party's materials, if any such materials contain copyright, patent, trademark or other notices



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evidencing the Owner Party's ownership of rights in intellectual property, the other party will not delete, modify, remove or diminish the prominence of any such notices.

               7.2    CONFIDENTIALITY.

                      7.2.1 SCOPE. For purposes of this Agreement, "Confidential Information" shall mean all nonpublic information, whether in oral, written or other tangible form that the party disclosing the information (the "Discloser") designates as being confidential or which, under the circumstances surrounding disclosure, the receiving party (the "Recipient") knows or has reason to know should be treated as confidential, including without limitation, the terms and conditions of this Agreement. Such obligations with respect to Confidential Information will not be applicable to information which is in the public domain, received by the Recipient from a third party without an obligation of confidentiality or independently developed by the Recipient.

                      7.2.2 OBLIGATION OF CONFIDENTIALITY. During the term of this Agreement, the disclosing party ("Discloser") may provide Confidential Information to the receiving party ("Recipient") to further the business objectives of this Agreement. Recipient shall hold the Confidential Information in strict confidence, provided that the Confidential Information may be disclosed to such of Recipient's employees, contractors and advisors who have a need to know for the purpose of fulfilling Recipient's obligations under this Agreement. Recipient and its employees, contractors and advisors may use the Confidential Information solely for the purpose of fulfilling Recipient's obligations under this Agreement. Each party, as Recipient, may provide a copy of this Agreement to its legal, accounting and other like professional service providers as necessary to permit such professional service providers to perform their duties to Recipient. Without Discloser's prior written consent, Recipient shall not, and shall direct such individuals not to, disclose the Confidential Information in whole or in part, except to the extent required by law. Recipient shall employ all reasonable steps to protect the Confidential Information from unauthorized or inadvertent disclosure or use, including, without limitation, all such steps that it takes to protect its own information that it considers to be confidential information. It is further understood and agreed that money damages would be not be a sufficient remedy for any breach of Recipient's obligations under Section 7.2 ("Confidentiality") by Recipient and that Discloser shall be entitled to specific injunctive relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for the breach of obligations under Section 7.2 ("Confidentiality") but shall be in addition to all other available legal or equitable remedies.

               7.3 PUBLICITY. The parties will issue a mutually agreed-upon joint press release announcing the execution of this Agreement. Except as provided otherwise herein, each party will submit to the other party, for its prior written approval, which shall not be unreasonably withheld or delayed, any other press release or other promotional release referencing the other party, except that a party may make any and all public disclosures required by applicable securities laws or stock exchange rules.



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               7.4 CUSTOMER DATA. Each of the parties accumulates customer data in the ordinary course of its business which may be useful for marketing and promotional purposes. Subject to each party's obligations with respect to confidentiality, privacy policies, contractual restrictions or otherwise, the parties agree to share aggregate data statistics (but not personally identifiable data) and also agree to post or send out such promotions as may be mutually agreed upon by the parties from time to time, subject to the foregoing limitations, on behalf of the other party, using the customer data.

        8. INDEPENDENT CONTRACTOR. Safeway and Pets.com shall at all times be acting as independent contractors in the performance of their obligations under this Agreement. No employee of either party shall be deemed to be acting as agent or employee of the other party. When such employees act under the terms of this Agreement, they shall at all times be under the supervision and management of their employer. This Agreement does not create or constitute a partnership, joint venture or agency relationship nor the grant of a franchise.

        9.     INDEMNIFICATION.

               9.1 INDEMNITY OBLIGATION. Each party (the "Indemnifying Party") will defend, indemnify and hold harmless the other party (the "Indemnified Party") from and against any and all claims, actions, losses, liabilities, damages, settlements, judgments, arbitration awards, costs and expenses including reasonable outside attorney's fees and expenses (collectively "Claims") resulting from the Indemnified Party's permitted use of materials obtained from the Indemnifying Party under this Agreement (including, without limitation, copyrights, trademarks, tradenames, service marks, logos, and/or slogans, of the Indemnifying Party) based on infringement of alleged infringement or violation or alleged violation of the trademark, copyright or other proprietary, publicity or privacy rights of any third party.

               9.2 PROCEDURE. If the Indemnified Party desires to be indemnified hereunder, such party shall give prompt notice to the Indemnifying Party specifying all relevant details of the Claim. The Indemnified Party will cooperate in all reasonable respects and may participate in such defense with counsel of its own choice, provided that the Indemnified Party will in that instance be responsible for all expenses relating to such separate counsel. No settlement of a Claim may be made by the Indemnified Party without the Indemnifying Party's prior approval, which shall not be unreasonably withheld.

        10. REPRESENTATION. Each party represents and warrants to the other party that: (i) such party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it thereunder; and
(ii) the execution of this Agreement by such party, and the performance by such party of its obligations and duties hereunder, do not and will not violate any agreement to which such party is a party or by which it is otherwise bound.

        11. LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR ITS TERMINATION AND IRRESPECTIVE OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE.



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         12. TERM. The term of this Agreement shall be two (2) years commencing on the Effective Date, unless sooner terminated in accordance with the terms of this Agreement.

         13. TERMINATION.

               13.1 EVENTS OF DEFAULT. If an event of default as described in
(i), (ii) or (iii) below occurs, the nonbreaching party may terminate this Agreement by issuing a notice of termination subject to a thirty (30) day cure period. The Agreement will automatically terminate upon expiration of the cure period unless the breaching party has effectuated a cure prior to expiration of such cure period. The following will be events of default:

                      (i) Material breach of the terms of this Agreement.

                      (ii) Admission in writing of an inability to pay debts as they mature or the making an assignment for the benefit of creditors.

                      (iii) Filing of a petition under any bankruptcy act, receivership statute or similar law or stature, by either party, or the filing of such a petition by any third party against either party, or the making of an application for a receiver by either party, where such petition or application is not dismissed or otherwise favorably resolved within thirty (30) days.

               13.2 TERMINATION IN THE EVENT OF TERMINATION OF THE PURCHASE AGREEMENT. This Agreement shall automatically terminate in the event that the Purchase Agreement is terminated prior to the closing thereof.

               13.3 EFFECT OF TERMINATION. Upon termination of this Agreement, Pets.com will remove the Safeway Link, all Safeway Marks and Safeway Content, from the Pets.com Site and Safeway will remove the Pets.com Link from the Safeway Site. Within thirty (30) business days after any termination or expiration of this Agreement each party shall immediately deliver to the other party (or destroy, if requested by the other party) all copies of Confidential Information or other materials then in its possession owned by such other party.

         14. NOTICES. All notices given under this Agreement must be in writing and personally delivered, or sent by registered or certified mail (return receipt requested), facsimile or overnight courier. Notices will be deemed given on the date received.

         15. OTHER PROVISIONS.

               15.1 SURVIVAL. The parties' rights and obligations under Section 3 ("Warranty Disclaimer"), Section 7.2 ("Confidentiality"), Section 8 ("Independent Contractor"), Section 9 ("Indemnification"), Section 11 ("Limitation of Liability"), Section 13 ("Termination") and Section 15 ("Other Provisions") will survive any suspension, termination or expiration of this Agreement.

               15.2 BINDING EFFECT. This Agreement shall be binding and shall inure to the benefit of the parties hereto, and their respective heirs, successors and assigns.

               15.3 WAIVER. No failure or delay of any party to exercise any right or remedy under the terms of this Agreement shall affect such right or remedy or constitute a waiver. No waiver of any default under this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions, and will not be effective unless made in writing and signed by the waiving party.

               15.4 FORCE MAJEURE. Neither party is liable for, and will not be considered in default or breach of this Agreement on account of, any delay or failure to perform as a result of earthquake, flood, strike/lockout, Act of God or other cause or condition beyond such party's reasonable control which such party is unable to overcome by the exercise of reasonable diligence, provided that the affected party will use reasonable efforts to resume normal performance as promptly as possible; and provide further that the financial condition of a party shall not excuse any delay or nonperformance.

               15.5 GOVERNING LAW; VENUE; ATTORNEYS' FEES. This Agreement shall be governed by and construed in accordance with the laws of the State of California. All actions relating to this Agreement shall be venued solely within the State of California and the parties hereby commit to the jurisdiction of such state. In any legal proceeding between the parties relating to the enforcement or interpretation of any rights arising out of or relating to this Agreement, the prevailing party will entitled to recover its reasonable attorneys' fees and court costs.

               15.6 DISPUTE RESOLUTION. All disputes, claims, and controversies arising between the parties to this Agreement in connection with any provision of this Agreement which are not resolved within fifteen (15) days after either party delivers written notice to the other party of the dispute, claim or controversy, may be submitted by either party to binding arbitration in San Francisco, California before an attorney, retired judge or other arbitrator mutually approved by the parties and the parties waive any objection to venue. The arbitration will be conducted in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. The arbitrator will have the right to award or include in the award any relief which he or she deems proper, including, without limitation, money damages (with interest on unpaid amounts from date due), specific performance and injunctive relief. The award and decision of the arbitrator will be conclusive and binding upon all parties. Judgment on the award may be entered in any court of competent jurisdiction and each waives any right to contest the validity or enforceability of any arbitration award. The costs of any arbitration proceedings, including filing fees, arbitrator's fees, court reporting fees, and transcript costs, will be borne by the non-prevailing party; provided that if it is not clear that one party has prevailed, the arbitrator shall have discretion to allocate a proportionate share of such expenses among the parties in accordance with the arbitrator's determination of fairness.

               15.7 ASSIGNMENT. Neither party may assign this Agreement except that either party may assign this Agreement in connection with a merger, acquisition or sale of assets. Any assignment contrary to this Section will be void and of no effect.

               15.8 AMENDMENTS. This Agreement shall not be modified, supplemented or amended except by a writing signed by both parties.

               15.9 PARTIAL INVALIDITY. If a government agency, arbitrator or court of competent jurisdiction shall hold any provision of this Agreement to be illegal, invalid or unenforceable, the remaining provisions of such agreement shall remain in full force and effect.

               15.10 ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the parties with respect to the subject matter herein, and supersedes all previous and contemporaneous agreements, understandings and arrangements, whether oral or written, with respect to such subject matter.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

      SAFEWAY INC.                       PETS.COM, INC.



      By:     /s/   Michael Minasi       By:     /s/  Paul G. Manca
           ---------------------------           -------------------------------
                  (Signature)                              (Signature)



      Name(print):   Michael Minasi      Name(print): Paul G. Manca
                  --------------------                --------------------------

      Title (print): Vice President      Title (print):  Chief Financial Officer
                    ------------------                   -----------------------

      Date:          6/8/2000            Date:           6/8/2000
           ---------------------------        ----------------------------------

                                   EXHIBIT A
                                 MARKETING PLAN

                                      [*]



*CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
 SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.